EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Prosperity Bancshares, Inc. on Form S-8 of our reports dated February 14, 2003, appearing in the Annual Report on Form 10-K of Prosperity Bancshares, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Houston, Texas

November 24, 2003